UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 31, 2010

Associated Estates Realty Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-12486	34-1747603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 AEC Parkway

Richmond Heights, Ohio 44143-1467

(Address of principal executive offices, including zip code)

(216) 261-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, Martin A. Fishman resigned as Vice President, General Counsel and Secretary of Associated Estates Realty Corporation  (the “Company”).  Mr. Fishman will continue his employment with the Company in a senior advisory role pursuant to an employment agreement previously disclosed in, and filed as an exhibit to, the Company’s Report on Form 8-K dated October 15, 2010.  Bradley Van Auken, who joined the Company on November 1, 2010, has been elected Vice President, General Counsel and Secretary effective January 1, 2011.

Item 7.01 Regulation FD Disclosure.

On January 3, 2011, the Company issued a press release announcing the election of Bradley Van Auken as Vice President, General Counsel and Secretary of the Company effective January 1, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

January 3, 2011	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer